UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

CONSTELLATION ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39945	98-1574835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue 32nd Floor New York, NY	10166
(Address of principal executive offices)	(Zip Code)

(646) 585-8975

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CSTAF	OTCQX® Best Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSTWF	OTCQB® Venture Market
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CSTUF	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 23, 2024, Constellation Acquisition Corp I (“Constellation”) convened and then adjourned, without conducting any other business, its extraordinary general meeting of its shareholders (the “Shareholder Meeting”) relating to its previously announced proposed extension of its deadline to complete an initial business combination and to eliminate from Constellation’s amended and restated memorandum and articles of association the limitation that Constellation may not redeem Class A ordinary shares, par value $0.0001 per share (the “Public Shares”) to the extent that such redemption would result in Constellation having net tangible assets of less than $5,000,001 (the “Redemption Limitation”) in order to allow Constellation to redeem its Public Shares, irrespective of whether such redemption would exceed the Redemption Limitation. The only proposal submitted for a vote of the shareholders at the Shareholder Meeting was the approval of the adjournment proposal, which is described in greater detail in Constellation’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 10, 2024.

The holders of 10,660,508 Public Shares and Constellation’s Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), held of record as of December 26, 2023, the record date for the Shareholder Meeting, were present in person or by proxy, representing approximately 87.07% of the voting power of Constellation’s shares as of the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Adjournment Proposal, as defined in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 10, 2024. The Shareholder Meeting has been adjourned until January 25, 2024 at 12:00 p.m., Eastern Time.

The voting results for the Adjournment Proposal is as follows:

For	Against	Abstain
10,499,616	160,892	0

Item 8.01. Other Events.

Additionally, Constellation Sponsor LP, a Delaware limited partnership (the “Sponsor”), has informed the Company that it expects to convert an aggregate of 7,600,000 Class B Ordinary Shares into Public Shares on a one-for-one basis. The Sponsor has agreed to waive any right to receive funds from Constellation’s trust account with respect to the Public Shares received upon such conversion and will acknowledge that such shares will be subject to all of the restrictions applicable to the original Class B Ordinary Shares under the terms of that certain letter agreement, dated as of January 26, 2021, by and among the Company and its initial shareholders, directors and officers (as further amended by and among, the Company, its directors and officers, the Sponsor and other parties thereto, on January 30, 2023).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2024	CONSTELLATION ACQUISITION CORP I

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Chief Executive Officer

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